UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

Amendment No. 4

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(g) of The Securities Exchange Act of 1934.

GLOBAL WARMING SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1561189
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

28751 Rancho CA RD, Suite 100, Temecula, CA	92590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 613-363-1222

Securities to be registered pursuant to Section 12(g) of the Act:

Common

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Small reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities  Act.  ◻

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control  number.

TABLE OF CONTENT

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Summary and Forward-Looking Statements

Before investing in our securities, prospective investors should carefully read this entire filing, including our financial statements and related notes, and the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained herein are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. Prospective investors should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this filing.

You should rely only on the information contained in this filing. We have not authorized anyone to provide you with information different from the information that is contained in this filing. You should not rely on any information or representations not contained in this filing, if given or made, as having been authorized by us. This filing does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful. The information contained in this filing is accurate only as of the date of this filing, regardless of the time of delivery of this filing or of any sale of the common stock.

Except as otherwise indicated, market data and industry statistics used throughout this filing are based on independent industry publications and other publicly available information.

Unless otherwise indicated, references to “we,” “our,” “us,” the “Company,” or “GWSO” refer to Global Warming Solutions, Inc., an Oklahoma corporation.

This filing contains forward-looking statements. All statements other than statements of historical or current facts contained in this filing, including statements regarding our future results of operations and financial position, business strategy, proposed new products and services, research and development costs, granting of regulatory approvals, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products and services, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this filing are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this filing and are subject to a number of risks, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, prospective investors should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in, or implied by, the forward-looking statements due to a variety of factors, including:

■	our financial performance, including our history of operating losses;
■	our ability to obtain additional funding to continue our operations;
■	changes in the regulatory environments of the United States and other countries in which we intend to operate;
■	our ability to attract and retain key management and other personnel;
■	competition from new market entrants;
■	our ability to identify and pursue development of appropriate products; and
■

risks, uncertainties and assumptions described under the sections in this filing titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this filing.

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Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

Prospective investors should read this filing and the documents we have filed as exhibits to the registration statement of which this filing forms a part with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Item 1. Business.

THE COMPANY

Global Warming Solutions, Inc. (“Company”) is an Oklahoma corporation headquartered in Canada that develops technologies that help mitigate global warming while maintaining a retail operation in CBD products. The Company was formerly known as Southern Investments, Inc., and was domiciled in Oklahoma.  On April 15, 2007 the company changed its name to Global Warming Solutions, Inc., and moved its headquarters to the commonwealth of Canada.  In February 2021 we relocated to Temecula, California.

The Company was incorporated on March 30, 1999 as Southern Investments, Inc. and has not been in bankruptcy, receivership or any similar proceeding. The Company has never been classified as a shell company.

On April 15, 2007, Southern Investments, Inc. acquired all of the issued and outstanding stock of Global Warming Technologies, Inc., an Oklahoma corporation, in exchange for 55,000,000 shares of Southern Investments, Inc. common stock. Following the acquisition, Southern Investments, Inc. changed its name to Global Warming Solutions, Inc and the Company implemented a 1 for 10 reverse stock split of the Company’s outstanding common stock that took effect on July 6, 2007.

From 2007-2017 the Company was conducting testing of its fertilizer product made with Humate Coated Urea (HCU) with various farmers in Canada. Recently the Company has begun a pilot program in New Zealand with Carbon Company, LTD.  Originally, the Company obtained 11.8% of Carbon Company, LTD which was transferred to the Company’s CEO as compensation for work performed on behalf of the Company prior to 2018.

On October 23, 2019 the Company acquired the domain name “www.cbd.biz” and certain other intangible assets in exchange for a convertible promissory note for $100,000 and began offering hemp-based cannabinoid (“CBD”) products through this website.

On May 8, 2021 the company ceased all operations relating to CBD sales. The website “www.cbd.biz” has since been shut down. All operations pertaining to CBD sales have been divested and discontinued.

As of March 31, 2021, the Company’s total assets are $1,042,966.  These assets are comprised primarily of $900,832 in cash, $50,548 in prepaid expenses, $287 in inventory, $6,014 in furniture and equipment, $12,328 in leasehold improvements, $11,800 in deposits, and $61,157 of intangible assets.  During the past five years, the company has generated approximately $180,000 in revenue.  We have expended approximately $164,000 in cash in support of the operations.  Excluding non-cash expenditures of amortization and accrued interest, the Company has a current positive cash flow. Our independent registered public accounting firm issued its report connection with the audit of our financial statements for the periods of January 1, 2019 through December 31, 2020, which included an explanatory paragraph in Note 3 describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. Thus far, GWSO management has relied on capital loans and equity investments for the purpose of growing the business. Without continued loans or equity investments, we will not have the necessary capital required to execute our business plan and grow our business. Management has estimated that the costs associated with implementation of its business plan over the next twelve months include, but are not limited to, payroll, consulting, marketing and general administration of $1,000,000 (which expenses will be satisfied by means other than available cash expenditure, such as, but not limited to, equity or profit-sharing arrangements) and sales.

Management estimates that funding of $1,000,000 will be needed to implement the business plan, should revenues not be generated, which was raised through equity capital.

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RECENT TRANSACTIONS

In February 2021, the Company commenced a private placement of its common shares at an offering price of $1.25 per share. As of March 31, 2021, the Company had sold 788,000 shares of its common stock for gross proceeds of $1,145,000. In addition, each investor was issued a warrant to purchase an additional share at $1.75 for every 10 shares they purchased. In April 2021, the Company sold an additional 128,000 shares of its common stock for gross proceeds of $160,000. The private capital raise was exempt from registration under Regulation D Rule 506(c). This funding will be utilized for day-to-day operations as well as to finance the development of our ECO APP (see comments below) and the mobile system for the production of hydrogen and electric energy during the movement of automobile, along with other unforeseen projects that the Company will elect to develop and participate in.

OUR PLAN

The Company is engaged in the business of retail sales in global warming products and solutions and CBD products. We believe that our products will provide our business consumers with solutions to mitigate risks associated with global warming.  Our CBD products sold direct to customers is an ancillary service based upon the patterns and habits of our target market.  In addition to the resale component of our business, we provide consulting services in various approaches to the mitigating global warming risks and assist our clients with an execution plan for the benefit and growth of their business.

We compete in a highly competitive market that includes other global warming companies, as well as other CBD companies. Our growth is reliant upon our ability to promote our business as earth stewards and attract the attention of the target market who view environmental awareness as a lifestyle.

Thus far, we have been successful in driving traffic to our websites and building a client base. Specifically, we have built a presence on leading social-media sites such as Facebook and Twitter. Through these sites, we post information about our services and make daily attempts to engage our target audience. This process is designed to drive traffic to our websites and eventually leads to sales. The marketing strategy is cost-effective, and we do not anticipate any significant costs arising from this strategy.

We currently operate the following websites, which are not incorporated as part of this registration statement:

•	www.gwsogroup.com

CORPORATE INFORMATION

Our principal executive office is located at 28751 Rancho CA RD, Suite 100, Temecula, CA 92590 and our telephone number is (613) 363-1222.  Our fiscal year end is December 31 of each calendar year.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We currently qualify as an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced reporting requirements that are otherwise applicable to public companies. These reduced reporting requirements include:

■	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002, as amended (the “Sarbanes Oxley Act”);
■	reduced disclosure obligations regarding executive compensation in this prospectus and in our future periodic reports, proxy statements and registration statements; and
■	not being required to hold a non-binding advisory vote on executive compensation or to seek stockholder approval of any golden parachute payments not previously approved.

We may continue to take advantage of these reduced reporting obligations until such time as we no longer meet the eligibility requirements. If certain events occur prior to such date, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three year period, we would cease to be an emerging growth company.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation and other matters in this prospectus and other filings we make with the SEC. As a result, the information that we provide to our stockholders is different than the information you might receive from other public fully reporting companies in which you hold equity interests.

The JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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BUSINESS

Development of Business

Global Warming Solutions, Inc. (“Company”) is an Oklahoma corporation headquartered in California that develops technologies that help mitigate global warming while maintaining a retail operation in CBD products. The Company was formerly known as Southern Investments, Inc., and was domiciled in Oklahoma.  On April 15, 2007 the company changed its name to Global Warming Solutions, Inc., and moved its headquarters to the commonwealth of Canada. In February 2021 we relocated to Temecula, California.

The Company was incorporated on March 30, 1999 as Southern Investments, Inc. and has not been in bankruptcy, receivership or any similar proceeding. The Company has never been classified as a shell company.

On April 15, 2007, Southern Investments, Inc. acquired all of the issued and outstanding stock of Global Warming Technologies, Inc., an Oklahoma corporation, in exchange for 55,000,000 shares of Southern Investments, Inc. common stock. Following the acquisition, Southern Investments, Inc. changed its name to Global Warming Solutions, Inc and the Company implemented a 1 for 10 reverse stock split of the Company’s outstanding common stock that took effect on July 6, 2007.

From 2007-2017 the Company was conducting testing of its fertilizer product made with Humate Coated Urea (HCU) with various farmers in Canada. Recently the Company has begun a pilot program in New Zealand with Carbon Company, LTD.  Originally, the Company obtained 11.8% of Carbon Company, LTD which was transferred to the Company’s CEO as compensation for work performed on behalf of the Company prior to 2018.

On October 23, 2019 the Company acquired the domain name “www.cbd.biz” and certain other intangible assets in exchange for a convertible promissory note for $100,000 and began offering hemp-based cannabinoid (“CBD”) products through this website.

On May 8, 2021 the company ceased all operations relating to CBD sales. The website “www.cbd.biz” has since been shut down. All operations pertaining to CBD sales have been divested and discontinued.

BUSINESS STRATEGY

Industry Overview

Global Warming Industry

Typically, executives manage environmental risk as a threefold problem of i) regulatory compliance, ii) potential liability for industrial accidents, and iii) pollutant release mitigation.  But climate change presents business risks that are different in kind because the impact is global, the problem is long-term, and the harm is essentially irreversible.

The market for global warming solutions is highly competitive and rapidly evolving, resulting in a dynamic competitive environment with several dominant national and multi-national leaders. The Company will have to compete with established corporations that have substantially greater financial, marketing, technical and human resource capabilities. Such competition may be able to undertake more extensive marketing campaigns, adopt more aggressive distribution policies and make more attractive offers to potential clients. The Company expects competition to persist and intensify in the future.

Management believes that there is an increasing demand for money-making ideas created by the warming of our planet and that products and services that slow the flow of greenhouse gases by using less energy or by substituting clean energy for fossil fuels are in great demand.

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Description of Business

Our current business strategy is to generate revenue through three basic options: i) consulting fees, ii) royalty fees, and iii) retail sales.

Principal Products

Currently the company has initiated research and development on Hydrogen Fuel Cell Batteries which they expect to compete directly with the current Lithium-Ion market.

We have no government contracts at this time, nor are we seeking any.  Our retail operations will be primarily business to customer, while our consulting and royalty revenues, when earned, will be primarily, business to business.

Customers

Approximately 93% of our sales for the nine months ended September 30, 2020 were generated from one client in the country of Hungary.  This Company represented approximately 92% of our sales for the year ended December 31, 2019.

Patents, Trademarks, Trade Secrets, and Other Intellectual Property

In order to generate revenue from royalties and consulting, we have been developing technologies for future use and development.  There are no assurances any of these items currently identified as research and development will materialize or generate revenue for the Company.

We intend to file a provisional patent with the U.S. Patent Office in the first quarter of 2021 titled Hydrogen Supply Way and Device…  This patent will cover intellectual property developed by us in expanding our business opportunities as discussed under Recent Events.

We have created various formulas and processes we intend to patent and/or copyright for future use and licensing.  The following list comprise our intellectual property:

Pick-Up-Oil – is a proprietary carbon sorbent for oil collection.  Under the process, the airborne sorbent is discharged in the oil slick and after absorbing the oil is collected.  The product is then extracted from the oil and available for secondary use.

Hybrid Electrochemical Energy System – is a patented battery system employing advanced manufacturing techniques for solid state electrolytes. With large capacity anode due to special design creating higher specific energy due to air oxygen acting as a depolarizer we expect much quicker charging times and far cheaper manufacturing costs.

Exclusive Rights License Technology

Turbine Energy Project – is a patented turbine technology that increases the efficiency of electrical power production triggered by wind. Lift force is generated with relatively low wind force and utilizes changes in temperature and density to generate equivocal force throughout thus creating perpetual flow.

Growth Strategy

We anticipate growth in our operations through normal acceptance of our products, through the licensing of our technologies and intellectual properties, and through acquisitions when deemed in the best interest of our shareholders.

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Competition

The Company competes with other industry participants, including those in global warming and CBD products and services.   Market and financial conditions, and other conditions beyond the Company’s control may make it more attractive for prospective customers to transact business with other entities.

Our potential competitors may have greater resources, longer histories, more developed intellectual property,  and lower costs of operations. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

Recent Events

On April 8, 2021, Mr. Michael Pollastro, 37, was appointed to the Board of Directors and President of the Company. Also, effective April 8, 2021, Mr. Vladimir Vasilenko resigned from his position on the Board of Directors and as Chief Executive Officer of the Company and appointed Chief Scientific Officer. Mr. Vaslienko’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In 2021 the Company has engaged MSP Corporate, a Ukrainian patent agency to file a patent on behalf of the Company for their mobile system for the production of hydrogen and electric energy during the movement of automobiles.  We believe our system is more suitable for vehicular applications as it recovers metal sodium produced by means of circulating electrical current. The Company has no projections when this project will be complete, when or if the project will be offered on the market, or if the project will be successful.

In 2020, the Company entered into the initial phase of testing its theory for a sodium-based battery.  The study is in conjunction with a Scientific School in Kazakhstan.  The study’s focus is of electrochemical processes in biological objects.  The Company believes that the transfer rate of sodium ions in our solid electrolyte is sufficient to provide power to the vehicle.  The Company has divided the project into three phases.  The end result will be the testing of a sodium-based battery on a light chassis.  The Company has no projections when this project will be complete, when or if the project will be offered on the market, or if the project will be successful. The cost associated with this project has been minimal to date; however, we expect the initial investment to develop this will be greater than we can self-fund. We are actively seeking to raise capital through private placement exempt from registration under Rule 506(c).

In December 2020, the Company began developing and designing an ECO APP for calculating, assessing, monitoring CO2 emissions and reforestation of affected areas.  The application will use satellite imaging and other remote-sensing technologies to measure real time atmospheric CO2 being absorbed and stored by trees and other plants across the USA and Europe. The Company is still evaluating revenue potential opportunities associated with this initiative.  The Company has no projections when this project will be complete, when or if the project will be offered on the market, or if the project will be successful.

On December 11, 2020 the Company announced it was relocating its headquarters to Temecula, California in January 2021.  In February 2021 we relocated to Temecula, California.

On December 5, 2020 the Company converted all its outstanding debt into common stock. Total debt converted was $531,203 at the conversion price of $2.13 per share.  An additional two million shares were issued to three debt holders as settlement for converting at $2.13 per share instead of $0.01 as outlined in their various debt instruments.  Under the conversions, Paul Rosenberg was issued 1,155,585 shares of common stock, Epic Industry Corp was issued 550,606 shares of common stock and Overwatch Partners, Inc., was issued 523,899 shares of common stock.

On December 3, 2020 the Company incorporated Alterna Motors, LLC, a Wyoming limited liability company, a wholly owned subsidiary of the Company.  Subsequently, Alterna Motors entered into a letter of intent  with Classic Electro, LLC, based in Grodno, Belorussia.  It is in the intent of the parties for Alterna Motors to be the American and Canadian distributor of Classic Electro’s retrofitting engine concept and universal electric mobility installation kit.  The Company has no assurances at this time that this project will be implemented, that an actual agreement will be entered into, or if this project will be successful.  In addition, Alterna Motors is developing a line of three-wheeled, all electric local delivery vehicles for use in the USA and Europe.  The Company has no assurances at this time that this project will be implemented, that an actual agreement will be entered into, or if this project will be successful. The cost associated with this project has been minimal to date; however, we expect the initial investment to develop this will be greater than we can self-fund. We are actively seeking to raise capital through private placement exempt from registration under Rule 506(c).

On November 17, 2020 the Company’s CEO cancelled 12 million shares he owned in the Company.  The CEO received no compensation for such cancellation.

On October 26, 2020 the Company established an advisory committee.  The advisory committee consists of seven members with expertise in the global warming communities.  Each member has agreed to serve on the advisory committee for 2 years. The goal of the advisory committee is to make recommendations to the company and its scientist in matters within the areas of their experience and expertise, based upon the members’ reasonable research, study, and analysis.  Compensation for serving on the advisory committee has is determined by the board of directors on an individual by individual basis based upon the experience, knowledge and negotiated value.  The advisory committee will meet three times per year.

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Employees

We currently have 2 officers and directors who provide all the primary research and development for future licensing and product evaluations. Our management team currently has no agreement with the Company and works on an as needed basis.  We assume as the requirements grow, future commitments from our officers will be obtained. Current management is believed to have been compensated at below market levels during the past five years.

All other services required by the Company are managed through consultants on an as needed basis.

Item 1A. Risk Factors.

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Our independent registered public accounting firm, Weinstein International,  has expressed substantial doubt about our ability to continue as a going concern in their audit report in regards to our operations.

In their audit report our PCAOB auditor Weinstein International issued a going concern opinion in regards to our operations. The going concern was issued due to the fact that we have not yet achieved profitable operations and raising additional funds through financing is subject to substantial doubt.

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.  These factors raise substantial doubt about our ability to continue as a going concern.

Our public stockholders may not be afforded an opportunity to vote on a proposed business transaction, which means we may complete a business transaction even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve a business transaction unless a business transaction would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other reasons. Except as required by law, the decision as to whether we will seek stockholder approval of a proposed business transaction will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete a business transaction even if holders of a majority of our public shares do not approve of the business transaction we complete.

Your only opportunity to affect the investment decision regarding a potential business transaction will be limited to us seeking stockholder approval of the business transaction you request to affect.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any business transaction we initiate. Since our board of directors may complete a business transaction without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on a business transaction, unless we seek such stockholder vote.

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Our search for a business transaction, and any target business with which we ultimately consummate a business transaction, may be materially adversely affected by the ongoing coronavirus (COVID-19) pandemic and the status of debt and equity markets.

Since December 2019, a novel strain of coronavirus that causes COVID-19 has spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020, the World Health Organization characterized the COVID-19 outbreak as a “pandemic.” The COVID-19 pandemic has resulted, and other infectious diseases could result, in a widespread health crisis that has and will continue to adversely affect economies and financial markets worldwide, and the business of any potential target business with which we consummate a business transaction may also be materially and adversely affected. Furthermore, we may be unable to complete a business transaction if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner, or if COVID-19 causes a prolonged economic downturn. The effects of the COVID-19 pandemic on businesses, and the inability to accurately predict the future impact of the pandemic on businesses, has also made determinations and negotiations of valuation more difficult, which could make it more difficult to consummate a business transaction. The extent to which COVID-19 ultimately impacts our identification and consummation of a business transaction will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of COVID-19 and actions to contain the virus or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to consummate a business transaction, or the operations of a target business with which we ultimately consummate a business transaction, may be materially adversely affected. In addition, our ability to coordinate as a team or to consummate a business transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events.

If we seek stockholder approval of a business transaction, our sponsor, directors, officers, advisors and their affiliates may elect to purchase public shares from public stockholders, which may influence a vote on a proposed business transaction and reduce the public “float” of our common stock.

If we seek stockholder approval of a proposed business transaction, our directors, officers, advisors, or their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of the proposed business transaction, although they are under no obligation to do so. However, they have no current commitments, plans, or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the company funds will be used to purchase public shares in such transactions. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof. In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

You will not have any rights or interests to funds, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

In no circumstances will a public stockholder have any right or interest of any kind in funds held by the company. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

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The applicable exchanges may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We expect that our common stock will continue to be listed on the OTCMarkets Pink Sheets. We may apply to have our units listed on the OTCMarkets QB promptly after the submission of this prospectus. We cannot guarantee that our securities will be approved for listing. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards of the OTCMarkets, we cannot assure you that our securities will be, or will continue to be, listed on the OTCMarkets in the future or prior to our business ventures. In order to continue listing our securities on the OTCMarkets prior to our business ventures, we must maintain certain financial, distribution, and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity and a minimum number of holders of our securities. Additionally, we will be required to demonstrate compliance with the OTCMarkets’ initial listing requirements, which are more rigorous than the Pink Sheets continued listing requirements, in order to continue to maintain the listing of our securities on the OTCMarkets. We cannot assure you that we will be able to meet all initial listing requirements. If the OTCMarkets delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the Pink Sheets. If this were to occur, we could face significant material adverse consequences, including:

■	a limited availability of market quotations for our securities;
■	reduced liquidity for our securities;
■

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

■	a limited amount of news and analyst coverage; and/or
■	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock will be listed on the OTCMarkets, our common stock will likely be deemed covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the OTCMarkets, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with possible business transactions.

We may be required to take write-downs or write-offs, restructuring and impairment, or other charges that could have a significant negative effect on our financial condition, resulting in a decline of operations, consequently, our stock price, which could cause you to lose some or all of your investment.

We cannot assure you that our due diligence will surface all material issues that may be present in our business, and it is likely not possible to uncover all material issues through a customary amount of due diligence, or factors outside of our control which may arise. As a result of these factors, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject to as a result of assuming pre-existing debt held by virtue of our obtaining debt financing to partially finance business operations. Accordingly, stockholders could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business affairs constituted an actionable material misstatement or omission.

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If third parties bring claims against us, our proceeds could be reduced, and the per-share price may drastically reduce.

Our fund reserves may not be satisfactory to protect us from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses, and other entities with which we do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against those funds, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility, or other similar claims, as well as claims challenging the enforceability of the waiver, which will be made in order to gain an advantage with respect to a claim against our assets, including the funds held in reserves. If any third party refuses to execute an agreement waiving such claims to our funds, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential clients and vendors may make our proposals less attractive and, to the extent those businesses refuse to execute such a waiver, it may limit the field of potential target business that we might pursue. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future, as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against our reserve funds. Moreover, none of our officers, directors, members, or affiliates will indemnify us for claims by third parties including, without limitation, claims by clients, vendors, and prospective target businesses.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business transaction will also be required to waive) any right, title, interest, or claim of any kind in or reserved funds, as well as to not seek recourse against such funds for any reason whatsoever (except to the extent they are entitled to funds due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds notwithstanding our reserves, or (ii) we consummate a business transaction or transaction relieving us from such claims. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we may be exposed to claims of punitive damages.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing our reserve funds to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the funds held by us could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete our accounts and assets, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be severely reduced.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming, and costly. Those laws and regulations, and their interpretation and application, may also change from time to time, and those changes could have a material adverse effect on our business, investments, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business affairs.

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We have not adopted plans to hold an annual meeting of stockholders, which could delay the opportunity for our stockholders to elect directors.

We may not hold an annual meeting of stockholders until after we consummate a future business transaction (unless required by law). Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a future business transaction, they may attempt to force us to hold one by submitting an application to the Oklahoma Department of Commerce under Oklahoma code.

Past performance by our management team, directors, advisors, and their respective affiliates may not be indicative of future performance of an investment in the company or in the future performance of any business we may acquire.

Information regarding performance by, or businesses associated with, our management team, directors and advisors, and their respective affiliates, is presented for informational purposes only. Past performance by our management team, directors and advisors, and such affiliates is not a guarantee of success with respect to any future business transaction we may consummate. You should not rely on the historical performance of our management team, directors and advisors, or that of their respective affiliates as indicative of the future performance of an investment in the company or the returns the company may generate going forward. Our management team, directors and advisors, and their respective affiliates have had limited past experience with publicly traded entities and have little to no experience working together. The absence of experience working together may be exacerbated by the challenges associated with the COVID-19 pandemic.

We may seek future business transaction opportunities in industries or sectors which may or may not be outside of our management team’s area of expertise.

Although we intend to focus on identifying companies in the climate sector, we will consider business transactions and deals outside of our management team’s area of expertise if presented to us and we determine that such offers are attractive opportunities for our company to grow. Although our management will endeavor to evaluate the risks inherent in any particular business transaction, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business transaction. In the event we elect to pursue a business transaction outside of the areas of our management team’s expertise, our management team’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management team’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any stockholders who choose to remain stockholders following a business transaction could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We may seek future business transaction opportunities with a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings, or difficulty in retaining key personnel.

To the extent we complete a business transaction with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete a future business transaction with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to a future business transaction.

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We may issue additional common stock or register preferred stock to complete a future business transaction, to conduct regular business, or according to an employee incentive plan.

Our amended and restated certificate of incorporation authorizes the issuance of up to 1,500,000,000 shares of common stock, par value $0.001 per share. Nevertheless, we may issue a substantial number of additional shares of common stock to complete a future business transaction or under an employee incentive plan after completion of a future business transaction. We may also register a newly adopted preferred class of stock.

The issuance of additional shares of common stock or registration of preferred shares:

■	may significantly dilute the equity interest of investors in this offering;
■	may subordinate the rights of holders of common stock if a newly adopted preferred stock class is registered with rights senior to those afforded our common stock;
■

could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

■	may adversely affect prevailing market prices for our units and common stock.

Our ability to successfully conduct a business transaction and to be successful thereafter, or to conduct business in general will be totally dependent upon the efforts of our key personnel, some of whom may join us following such business transactions. The loss of key personnel could negatively impact the operations and profitability of a post-combination business.

Our ability to successfully effect a business transaction is dependent upon the efforts of our key personnel. The role of our key personnel in our current business or one combined with, however, cannot presently be ascertained. Although some of our key personnel may remain with the business in senior management or advisory positions following a business transaction, it is likely that some or all of the management of the merged business will remain in place. While we intend to closely scrutinize any individuals we employ after a business transaction, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. In addition, the officers and directors of a business we merge with may resign upon completion of a business transaction. The departure of a merging business’ key personnel could negatively impact the operations and profitability of our overall business. The role of a merging business’ key personnel upon the completion of a business transaction cannot be ascertained at this time. Although we contemplate that certain members of a merging company’s management team will remain associated with the merging business, it is possible that members of the management of a merging business will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our key personnel may negotiate employment or consulting agreements as well as reimbursement of out-of-pocket expenses. These agreements may provide for them to receive compensation or reimbursement for out-of-pocket expenses.

Our key personnel will likely negotiate employment or consulting agreements. They may negotiate reimbursement of any out-of-pocket expenses incurred on our behalf, should they choose to do so. Such negotiations could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us, or as reimbursement for such out-of-pocket expenses. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us.

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Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete a future business transaction.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and their other businesses. Although we have retained and may in the future retain consultants to perform certain services for us, we do not intend to have any full-time employees at this time. Each of our officers and directors is engaged in other business endeavors for which he may be entitled to substantial compensation and our officers and directors are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to conduct sufficient business. Currently, there are no business affiliations or other business interests to be made aware of.

Certain as our officers and directors are now, all of them may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Our officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. Our officers and directors may invest in diverse industries, including in the climate sector. There could be overlap between companies that would be suitable for a business transaction if one occurs. Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and other entities to which they owe certain fiduciary or contractual duties. Any such opportunities may present additional conflicts of interest in pursuing businesses, and our directors and officers may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a such businesses may be presented to another entity prior to being presented to us. We will likely renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. Currently, there are no business affiliations or potential conflicts of interest to be made aware of.

U.S. Shareholders may face difficulties in effecting service of process against officers and directors, enforcing judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws against them, and bring an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against them.

While we are a U.S. based business, organized under the laws of the State of Oklahoma, the officers of the Company reside in Canada, governed by its own laws, which may conflict with U.S. federal and state laws.  U.S. shareholders may require additional legal advice in international law that may require an additional financial burden should they seek legal remedies against an officer or director who resides in Canada, or any other foreign country.  Furthermore, acts which may be illegal in the U.S. may not be illegal in the country in which they reside.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business transaction with a business affiliated with our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

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We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business transaction or business deal in general, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

We may choose to incur substantial debt to complete a business transaction or to conduct business. We will likely decline to incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest, or claim of any kind in or to the monies held by us. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

■	default and foreclosure on our assets if our operating revenues are insufficient to repay our debt obligations;
■

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

■	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;
■	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;
■

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

■	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
■	increased vulnerability to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;
■	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and
■	other disadvantages compared to our competitors who have less debt.

We may attempt to simultaneously complete business transactions with multiple prospective targets, which may give rise to increased costs and risks that could negatively impact our operations and profitability.

We do not intend to purchase multiple businesses in unrelated industries in conjunction with our business. With multiple business transactions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our management may not be able to maintain control of a target business after a business transaction.

We may structure a business transaction by which the post-transaction company which our public stockholders’ shares will make up less than 100% of the equity interests or assets of the merging business. As a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, if this were to occur, it may make it more likely that our management will not be able to maintain our control of the business. We cannot provide assurance that, upon loss of control of our business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may be unable to obtain additional financing to complete a business transaction or to fund the operations and growth of a business, which could compel us to restructure or abandon a particular business transaction.

We have no plans at this time to initiate any type of business transaction. As a result, we may be required to seek additional financing to complete such a business transaction. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete a business transaction, we would be compelled to either restructure the transaction or abandon that particular business transaction and seek an alternative business to combine with. In addition, even if we do not need additional financing to complete a business transaction, we may require such financing to fund the operations or growth of the newly combined business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of such business. None of our officers, directors, or stockholders are required to provide any financing to us.

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Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous business transactions with prospective businesses.

Financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP and may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit our appeal to other businesses we engage because some businesses may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal rules.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain an emerging growth company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our common stock held by non-affiliates (public float) equaled or exceeded $250 million as of our prior fiscal year, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the aggregate worldwide market value of our common stock held by non-affiliates equaled or exceeded $700 million as of our prior fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements and other disclosures with other public companies difficult or impossible.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As a company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of common stock could be challenged by the U.S. Internal Revenue Service (“IRS”) or the courts. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences applicable to their specific circumstances when purchasing, holding, or disposing of our securities.

If we effect a business transaction with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect a business transaction with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

■	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;
■	rules and regulations regarding currency redemption;
■	complex corporate withholding taxes on individuals;
■	laws governing the manner in which future business transactions may be affected;
■	tariffs and trade barriers;
■	regulations related to customs and import/export matters;

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■	longer payment cycles and challenges in collecting accounts receivable;
■	tax issues, including but not limited to tax law changes and variations in tax laws as compared to the United States;
■	currency fluctuations and exchange controls;
■	rates of inflation;
■	cultural and language differences;
■	employment regulations;
■	data privacy;
■	changes in industry, regulatory or environmental standards within the jurisdictions where we operate;
■	public health or safety concerns and governmental restrictions, including those caused by outbreaks of pandemic disease such as the COVID-19 pandemic;
■	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;
■	deterioration of political relations with the United States; and
■	government appropriations of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

We may face risks related to climate sector companies.

Business transactions with companies in the climate sector, which we broadly define as consisting of all companies the business of which results, directly or indirectly, in the reduction of CO2 and other greenhouse gases into the atmosphere that would otherwise have occurred, entail certain risks. If we are successful in managing a climate sector business plan, we may be subject to, and possibly adversely affected by, the following risks:

■

recognizing that the market for CO2 avoidance and removal is grounded in science, any material change in consensus scientific opinion in respect of the urgency or potential remedies to the climate challenge could affect the economics of or total addressable market for clean energy and other CO2 reducing products and specialists;

■

governmental or regulatory actions in any or all of our chosen markets, even if well intentioned from a climate perspective, could have an immediate and dramatic effect on our business operations and opportunities;

■

the increasingly partisan nature of the public debate about climate issues could result in a consumer backlash in certain markets against products and services which exist, in whole or in part, to reduce CO2 emissions into the atmosphere;

■

shifting approaches over time to how CO2 emissions are calculated, or to the perceived long-term effectiveness of various approaches to CO2 storage and sequestration, could affect the perceived environmental benefit of our products and services;

■	dependence of our operations upon third-party suppliers or service providers whose failure either to perform adequately or to adhere to our environmental standards could disrupt our business;
■	difficulty in establishing and implementing a commercial and operational approach adequate to address the specific needs of the markets we are pursuing;
■	difficulty in identifying effective local partners and developing any necessary partnerships with local businesses on commercially and environmentally acceptable terms;
■	our inability to comply with governmental regulations or obtain governmental approval for our products and/or business operations;
■

difficulty in competing against established companies who may have greater financial resources and/or a more effective or established localized business presence and/or an ability to introduce and sell low or no carbon products at minimal or negative operating margins for sustained periods of time;

■	difficulty in competing successfully with improved technologies introduced subsequent to our own;
■

the possibility of applying an ineffective commercial approach to targeted markets, including product offerings that may not meet market needs with respect to their environmental or non-environmental attributes;

■	an inability to build strong brand identity, environmental credibility or reputation for exceptional customer satisfaction and service;
■	difficulty in generating sufficient sales volumes at economically sustainable profitability levels;
■	difficulty in timely identifying, attracting, training, and retaining qualified sales, technical, and other personnel; and
■

any significant disruption in our computer systems or those of third parties that we would utilize in our operations, including disruptions or failure of our networks, systems or technology as a result of computer viruses, “cyber-attacks,” misappropriation of data or other malfeasance, as well as outages, natural disasters, terrorist attacks, accidental releases of information or similar events.

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Laws and regulations affecting hemp-based products are constantly changing, which could detrimentally affect our resale ability, and the business of the Company.

Local, state, and federal medical and adult use hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our resale business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The hemp and CBD product markets are new and heavily regulated with rules subject to rapidly changing laws and uncertainty, compliance with which may come with significant cost.

The markets for the production of hemp and CBD products are competitive and evolving. Continued development of the hemp and CBD product markets within the broader cannabis industry will be dependent upon new legislative authorization of such products. Any number of events or occurrences could slow or halt progress altogether in these industries. While the progress of the hemp and CBD product markets is currently encouraging, growth of such markets is not assured. Numerous factors may impact or negatively affect the lawmaking process within the various jurisdictions where we have business interests. Any one of these factors could slow or halt the use of hemp or CBD products, which could negatively impact our business and possibly cause us to discontinue the related operations as a whole.

In Canada, the new Industrial Hemp Regulations, or IHR, under the Cannabis Act replaced the previous Industrial Hemp Regulations under the Controlled Drugs and Substances Act on October 17, 2018. The regulatory scheme for industrial hemp largely remains the same; however, the IHR permits the sale of hemp to federally licensed cannabis processors under certain circumstances, and licensing requirements were softened in accordance with the perceived lower risk posed by industrial hemp. The IHR defines industrial hemp as a cannabis plant, or any part of that plant, in which the concentration of THC is 0.3% weight by weight or less in the flowering heads and leaves. In Canada, cannabis products containing CBD are subject to the Cannabis Act and the Cannabis Regulations. Not every activity involving industrial hemp falls within the scope of the IHR.

In the EU, legislative approaches to the regulation of CBD products vary country by country, including local regulations with respect to THC content, and continue to evolve; however, EU-wide rules require products to contain no more than 0.2% THC. There is no assurance that any EU country will authorize or continue to authorize exports and/or imports of hemp products. If any of these local laws or regulations prevent or discourage us from achieving our business goals, they may have an adverse effect upon our operations or restrict our ability to produce or sell products in the future.

In the United States, the Agriculture Improvement Act of 2018, or the Farm Bill, removed hemp-derived CBD containing less than 0.3% THC from the list of scheduled narcotics in December 2018 if certain conditions relating to its production are satisfied; however, the U.S. Food and Drug Administration, or FDA, and the United States Department of Agriculture have asserted their authority to regulate hemp-derived products in the United States. In addition, many states regulate hemp and hemp-derived products, including CBD. In particular, the FDA has declared that it is illegal under the U.S. Federal Food, Drug, and Cosmetic Act to market or sell CBD products as dietary supplements or to market or sell food to which CBD has been added, absent the issuance of an authorizing regulation by the FDA. In March 2019, the FDA formed a task force to develop legislation proposals regarding the regulation of CBD. Until regulations surrounding hemp and hemp-derived products are clarified in the United States, there will be substantial uncertainty around hemp and hemp-derived CBD, and the viability of the market for any such products.

The shifting compliance environment with respect to the hemp and hemp-derived products and the need to build and maintain robust systems to comply with different regulations in multiple jurisdictions increases the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines or the curtailment or restructuring of our operations.

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The hemp and hemp-derived product markets in Canada, the European Union and elsewhere are also subject to many of the same risks as the adult-use cannabis industry and market.

The hemp and hemp-derived product (such as hemp-derived CBD) markets in Canada, the European Union and elsewhere are subject to many of the same risks that are applicable to the broader cannabis industry and adult-use cannabis market, including risks related to the need for regulatory approvals, the early status and uncertain growth of the industry, agricultural farming, consumer acceptance and perception of hemp-derived products, competition, regulations regarding labelling, branding and marketing and the lack of clinical studies regarding the benefits, viability, safety, efficacy and dosing of such products.

Any of the foregoing could have an adverse impact on our operations. However, our primary care and attention will be focused on, but not be limited to, the climate sector. Accordingly, if we merge with a business in another industry, these risks will likely may still affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Item 2. Financial Information.

SUMMARY FINANCIAL OVERVIEW

The following table presents a summary of certain of our historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included on pages F-1 through F-22 of this prospectus. The summary financial data for the years ended December 31, 2019 and 2018 was derived from our audited financial statements included on pages F-1 through F-13 of this prospectus. The summary financial data for the three and nine months ended September 30, 2020 was derived from our unaudited financial statements included on pages F-13 through F-22 of this prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this prospectus.

Global Warming Solutions, Inc.
and SUBSIDIARIES
Consolidated Balance Sheets
ASSETS
	For the quarter ending,	For the year ending Dec 31,
	April 30, 2020	2020	2019
Current Assets
Cash and cash equivalents	$900,832	$12,450	$11,682
Inventory	287	-	-
Prepaid expenses	50,548	-	-
Total current assets	951,667	12,450	11,682
Property, plant and equipment, net	6,014	-	-
Leasehold Improvements	12,328	-	-
Deposits	11,800	-	-
Intangible assets, net	61,157	63,889	97,222
Total assets	$1,042,966	$76,339	$108,904

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$11,307	$10,171	$24,123
Due to shareholder	-	1,326	531,309
Reserve for legal settlements	-	16,042	-
Total current liabilities	11,307	27,539	555,432
Total Liabilities	11,307	27,539	555,432
Stockholders' equity
Common stock, $0.0001 par value,	25,123	24,335	29,405
Additional paid in capital	4,401,224	3,253,382	1,866,649
Accumulated deficit	(3,394,688)	(3,228,917)	(2,342,582)
Total stockholders' equity	1,031,659	48,800	(446,528)
Total liabilities and stockholders' equity	$1,042,966	$76,339	$108,904

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties, including those set forth under the heading "Risk Factors" and elsewhere in this prospectus. Our actual results and the timing of selected events discussed below could differ materially from those expressed in, or implied by, these forward-looking statements.

COVID-19 DISCLOSURE

We have assessed and continue to assess the impact of Covid-19 on the operations of the Company.  At this time, we have determined that there has been no material impacts on the operations of the Company due to Covid-19.  The potential  affects Covid-19 may have on our future business is described in our Risk Factors.

The Company was incorporated under the laws of the State of Oklahoma on March 30, 1999. Headquartered in Canada, the Company develops technologies that help mitigate global warming while maintaining a retail operation in CBD products.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Substantial positive and negative fluctuations can occur in our business due to a variety of factors, including fluctuations in the economy, and the ability to raise capital. In addition results of operations, which may fluctuate in the future, may be materially affected by many factors of a national and international nature, including economic and market conditions, currency values, inflation, the availability of capital, the level of volatility of interest rates, the valuation of security positions and investments and legislative and regulatory developments. Our results of operations also may be materially affected by competitive factors and our ability to attract and retain highly skilled individuals.

Our operating results for the years ended December 31, 2020 and 2019 are summarized as follows:

Statements of Operations
	For the years ending
	December 31,
	2020	2019

Revenue from services	$181,338	$61,866
Total cost of sales	133,030	51,554
Gross income	$48,308	$10,312
Total operating expenses	896,541	7,268
Net income (loss) from operations	$(848,235)	$3,044

Revenue

Our revenue from operations for the year ended December 31, 2020, was $181,388 compared to $61,866 for the year ended December 31, 2019.  The difference was primarily due to retail sales operations began generating sales on October 23, 2019, a partial year as compared to 2020.

21

Cost of Goods Sold

Our cost of goods sold for the year ended December 31, 2020, was $133,030 as compared to $51,554 for the year ended December 31, 2019. The cost of goods for 2020 was 73.5% as compared to 83.3% for 2019.  The costs of goods consisted of $103,083 in resale products, and $28,159 in commissions, with the remaining $1,788 in shipping and merchant fees.

Gross Profit

Our gross profit for the year ended December 31, 2020 was $48,308 as compared to $10,312 for the year ended December 31, 2019. The gross profit represents approximately 26.5% as a percentage of total revenue as compared to 16.7% for the year ended December 31,2019.

Operating Expenses

Our operating expenses for the year ended December 31, 2020, was $896,541 compared to $7,268 for the year ended December 31, 2019.  Our total operating expenses for the year ended December 31, 2020, of $896,541, consisted of $2,121 of selling, general and administrative expenses, stock based compensation of $820,100, professional fees of $40,574, marketing expense of $413, and amortization expense of $33,333. Our total operating expenses for the year ended December 31, 2019, of $7,268 consisted of $290 of selling, general and administrative expenses, professional fees of $4,200, and amortization expense of $2,778. Our general and administrative expenses consist of bank charges and other expenses.

Net Operating Income/Loss

Our net operating loss for the year ended December 31, 2020, was $848,234 as compared to a net income of $3,044 for the year ended December 31, 2019.

RESULTS OF OPERATIONS FOR THE QUARTERS ENDED MARCH 31, 2021 AND 2020

Revenue

Our revenue from operations for the three months ended March 31, 2021, was $101,389 compared to $30,410 for the three months ended March 31, 2020.  The difference was primarily due to increase retail sales operations in 2021 as compared to 2020.

Cost of Goods Sold

Our cost of goods sold for the three months ended March 31, 2021, was $69,174 as compared to $24,841 for the three months ended March 31, 2020. The cost of goods for 2021 was 68.2% as compared to 81.7% for 2020.  The costs of goods consisted of $55,670 in resale products, and $12,719 in commissions, with the remaining $785 in shipping and merchant fees.

Gross Profit

Our gross profit for the three months ended March 31, 2021 was $32,214 as compared to $5,569 for the three months ended March 31, 2020. The gross profit represents approximately 31.8% as a percentage of total revenue for the three months ended March 31, 2021 as compared to 18.3% for the three months ended March 31,2020.

Operating Expenses

Our operating expenses for the three months ended March 31, 2021, was $51,183 compared to $8,720 for the three months ended March 31, 2020.  Our total operating expenses for the three months ended March 31, 2021 consisted of $23,419 of selling, general and administrative expenses, professional fees of $19,430, and amortization expense of $8,333. Our total operating expenses for the three months ended March 31, 2020 consisted of $1,220 of selling, general and administrative expenses, and amortization expense of $7,500. Our general and administrative expenses consist of bank charges and other expenses.

Net Loss

Our net loss for the three months ended March 31, 2021, was $165,771 as compared to a net loss of $11,951 for the three months ended March 31, 2020.

22

Liquidity and Capital Resources

As of March 31, 2021, we had current assets of $951,666, including $900,832 in cash, and current liabilities of $11,307, resulting in a working capital of $940,359.

In February 2021, we commenced a private placement of 1,000,000 units of our securities, at a price of $1.25 per unit. Each unit consists of one share of our common stock and a common stock purchase warrant to purchase one-tenth share of our common stock, over a five-year period, at an exercise price of $1.75 per share. As of the date of this report, 916,000 shares of common stock were issued for gross proceeds of $1,145,000 have been received.

We believe as of the date of this report, we have the working capital on hand, along with our expected cash flow from operations, to fund our current level of operations at least through the end of the next twelve months. However, there can be no assurance that we will not require additional capital. If we require additional capital, we will seek to obtain additional working capital through the sale of our securities and, if available, bank lines of credit. However, there can be no assurance we will be able to obtain access to capital as and when needed and, if so, the terms of any available financing may not be subject to commercially reasonable terms.

Cash Flows

Operating Activities

We used cash for operating activities totaling $59,539 during the three months ended March 31, 2021 and generated cash from operating activities totaling $5,399 during the three months ended March 31, 2020. The increase in cash used in operations was primarily due to a decrease in reserve for settlement of debt.

Investing Activities

We used cash for investing activities totaling $35,743 during the three months ended March 31, 2021. Investing activities during the three months ended March 31, 2021 consisted of $18,343 of equipment purchases, $5,600 in intangible assets and $11,800 of deposits on lease.

There was no cash used or provided in investing activities during the three months ended March 31, 2020.

Financing Activities

We generated cash for financing activities totaling $983,664 during the three months ended March 31, 2021. Financing activities during the three months ended March 31, 2021 consisted of $984,990 of proceeds from the issuance of stock and $1,326 in payments to related parties.

There was no cash used or provided in financing activities during the three months ended March 31, 2020.

23

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Item 3. Properties.

The Company has not current property.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table shows beneficial ownership of Global Warming Solutions, Inc.’s common stock, as of June 14, 2021, by:

•	Each person or entity is known by GWSO to beneficially own more than 5% of the outstanding shares of GWSO’s common stock;

•

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 20,251,390 underlying shares of common stock.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Global Warming Solutions, Inc., 28751 Rancho CA RD, Suite 100, Temecula, CA 92590.

Beneficial Ownership
Name and Address of Beneficial Owner	Common Shares Owned	Total Shares Calculated as Percentage of Ownership
Paramount Trading Company[3]	2,041,740	10.08%
Artem Madatov	1,250,000	6.17%
Paul Rosenberg	2,405,885	11.88%
Michael Hawkins[1]	2,524,505	12.46%
Alexander Kornaraki	1,250,000	6.17%
Dimitry Kosynkin	1,250,000	6.17%
Total as a group[2]	10,722,130	52.95%

1.	Ownership owned by Michael Hawkins is through Epic Industry Corp in which he is the sole shareholder and Overwatch Partners, Inc., in which he is a controlling person with 50% ownership.

2.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock outstanding on December 31, 2020. As of December 31, 2020, there were 22,535,390 shares of our company’s common stock issued and outstanding.

3.	The Company’s management has had no contact with this shareholder and has been unable to obtain who the beneficial owner(s) of Paramount Trading Company.

24

Item 5. Directors and Executive Officers.

The following table sets forth information concerning our executive officers and directors and their ages at May 15, 2021:

Name	Age	Position
Michael Pollastro	37	Secretary
Artem Madatov	55	Chief Scientific Officer

Biographical Information for Michael Pollastro

Michael Pollastro is the managing member of APO Holdings, LLC, a California limited liability company, since 2014, where he has assisted in consulting clients in business administration in preparation of capital raises, mergers, and acquisitions. Prior to 2014 he was CEO for a trucking and logistics company growing it from a small local subsidiary to a national transportation company.

Biographical Information For Artem Madatov

Artem Madatov was appointed as our Chief Scientist at “Global Warming Solutions”, Inc. in 2008. Mr. Madatov has been a private investor focusing on the technology of conversion of renewable energy and energy of carbonaceous wastes. Madatov has Ph.D. in chemical engineering, and more than 25 registered inventions. Mr. Madatov has 30 years’ experience in development, building and exploitation of chemical and energetical plants.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach. With the absence of any independent directors, the roles of our management and directors are not clearly delineated.

25

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions since we have been focusing our efforts on growing our business and obtaining financing for our Company. We expect to adopt a code as we further develop our business.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Committees of The Board of Directors

Due to our size, we have not formally designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions.

The Board currently acts as our audit committee. Since we are still a developing company, the Board of Directors is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K.

Item 6. Executive Compensation.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the nine months ended September 30, 2020 and the years ended December 31, 2019 and 2018 awarded to, earned by or paid to our executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary - $
	2020	50,000
Validimir Vasilenko, Ph.D., CEO, CFO, Director	2019	-
	2018	-
	2020	-
Artem Madatov, CSO	2019	-
	2018	-
Michael Pollastro, President and Director	2021	-

Note:	The officers and directors of the Company have received no compensation during the past five years. They have received no stock awards, bonuses, or option awards.

Employment Agreements with Executive Officers

We currently do not have employment agreements with the Executive Officers of the company.  Management has received shares of the Company’s stock during their initial tenure with the Company.  We expect to enter into long term contracts with management when we have adequate cashflow.

26

Item 7. Certain Relationships and Related Transactions, and Director Independence.

None

Item 8. Legal Proceedings.

None

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Our common stock is quoted on OTCMarkets Pink Sheets under the symbol GWSO. The following table sets forth for the periods indicated the range of high and low bid quotations per share as reported by OTCMarkets Pink Sheets. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Period	High	Low
January 1, 2019 through March 31, 2019	$0.007	$0.002
April 1, 2019 through June 30, 2019	0.003	0.002
July 1, 2019 through September 30, 2019	0.011	0.003
October 1, 2019 through December 31, 2019	0.003	0.002
January 1, 2020 through March 31, 2020	0.010	0.005
April 1, 2020 through June 30, 2020	0.430	0.010
July 1, 2020 through September 30, 2020	0.449	0.196
October 1, 2020 through December 31, 2020	$3.600	$0.050

The closing price of our common stock as reported on OTCMarkets Pink Sheets was $0.2305  on September 30, 2020.

Item 10. Recent Sales of Unregistered Securities.

In July 2020, Epic Industry Corp converted $14,500 owed to them by the Company into 1,450,000 shares of common stock.  The conversion price was $0.01 per share.

In July 2020, Paul Rosenberg converted $14,500 owed to them by the Company into 1,450,000 shares of common stock.  The conversion price was $0.01 per share.

In October 2020 the Company issued 200,000 shares of common stock to Svitlana Kondrikova and Victor Vasilenko which were sold under exemption from registration under Regulation D, Rule 506(c).

In February 2021, the Company commenced a private placement of its common shares at an offering price of $1.25 per share. As of March 31, 2021, the Company had sold 788,000 shares of its common stock for gross proceeds of $1,145,000. The 788,000 shares of common stock sold to multiple accredited investors were sold under exemption from registration under Regulation D, Rule 506(c).

In April 2021 the Company sold a total of 128,000 shares of common stock  for $160,000 to multiple accredited investors which were sold under exemption from registration under Regulation D, Rule 506(c).

Item 11. Description of Registrant’s Securities to be Registered.

General

The following summary includes a description of material provisions of the Company’s capital stock.

27

Authorized Capital Stock

As of May 15, 2021, the authorized capital stock of the Company consists of 1,500,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there are 20,251,390 issued and outstanding. The following summarizes the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

 Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter). If the class of securities to be registered will trade in the form of American Depositary Receipts, furnish Item 202(f) disclosure for such American Depositary Receipts as well. 2

Item 12. Indemnification of Directors and Officers.

Under the Oklahoma General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our amended and restated articles of incorporation provide that, pursuant to Oklahoma law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the articles of incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Oklahoma law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Oklahoma law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws, as amended, provide for the indemnification of our directors and officers to the fullest extent permitted by the Oklahoma General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

28

Item 13. Financial Statements and Supplementary Data.

F-1

Report of The Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Global warming solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying the consolidated balance sheets of Global warming solutions Inc. and its subsidiaries (“the Company”) as of December 31, 2020 and 2019 and the related statements of operations, changes in stockholders’ deficit and cash flows, for each of the years then ended, and the related notes and schedules (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, as of December 31, 2020, the Company suffered losses from operations in all years since inception and has a nominal working capital deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern- refer to note 3 of the financial statements

Critical audit matter description

The Company raised a substantial doubt about the entity's ability to continue as a going concern for a reasonable period of time. The financial statements for the years under audit have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. See the explanatory paragraph of the opinion paragraph.

How the Critical Audit Matter was addressed in the Audit

-	We evaluate whether there is substantial doubt about the entity's ability to continue as a going concern for a reasonable period of time.

-	We obtained information about management's plans that are intended to mitigate the effect of such conditions or events, and assess the likelihood that such plans can be effectively implemented.

-	We added explanatory paragraph to the audit report.

 /s/ Weinstein International CPA

We have served as the Company's auditor since 2020.

Tel Aviv, Israel

March 22, 2021

F-2

Global Warming Solutions, Inc.
and SUBSIDIARIES
Consolidated Balance Sheets
ASSETS
	For the year ending December 31,
	2020	2019
Current Assets
Cash and cash equivalents	$12,450	$11,682
Total current assets	12,450	11,682
Intangible assets, net	63,889	97,222
Total assets	$76,339	$108,904
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$10,171	$24,123
Due to shareholder	1,326	531,309
Reserve for legal settlements	16,042	-
Total current liabilities	27,539	555,432
Total Liabilities	27,539	555,432
Stockholders' equity
Common stock, $0.001 par value, voting; 1,500,000,000 shares authorized; 24,335,390 and 29,405,000 shares issued, and outstanding, as of December 31, 2020 and 2019, respectively.	24,335	29,405
Additional paid in capital	3,253,382	1,866,649
Accumulated deficit	(3,228,917)	(2,342,582)
Total stockholders' equity	48,800	(446,528)
Total liabilities and stockholders' equity	$76,339	$108,904

See accompanying notes to audited consolidated financial statements.

F-3

Global Warming Solutions, Inc.
and SUBSIDIARIES
Consolidated Statements of Operations

	For the year ending Dec 31,
	2020	2019
Sales	$181,338	$61,866
Total Cost of Sales	133,030	51,554
Gross Profit	48,308	10,312
Selling, general, and administrative	2,121	290
Professional fees	40,574	4,200
Stock based compensation	820,100	-
Marketing & advertising	413	-
Amortization and depreciation	33,333	2,778
Total operating expenses	896,541	7,268
Income (Loss) from operations	(848,233)	3,044
Other income (expense)	(38,102)	(28,666)
Net (loss)	$(886,335)	$(25,622)
Basic and diluted (Loss) per share:
Income(Loss) per share from continuing operations	(0.03)	(0.00)
Income(Loss) per share	(0.03)	(0.00)
Weighted average shares outstanding - basic and diluted	29,218,946	29,405,000

See accompanying notes to audited consolidated financial statements.

F-4

Global Warming Solutions, Inc.
Statements of Changes in Stockholders’ Equity for Year Ended December 31, 2020

			Additional	Accumulated	Total
	Common Stock		Paid-in	Income	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity (Deficit)
Balance – December 31, 2018	29,405,000	$29,405	$1,866,645	$(2,316,960)	$(420,910)
Imputed Interest			4		4
Net loss	-	-	-	(25,622)	(25,622)
Balance – December 31, 2019	29,405,000	$29,405	$1,866,649	$(2,342,582)	$(446,528)
Imputed interest			360		360
Stock issued from convertible notes	5,130,390	5,130	556,073		561,203
Stock issued as compensation	1,800,000	1,800	818,300		820,100
Stock cancelled	(12,000,000)	(12,000)	12,000		-
Net loss	-	-	-	(886,335)	(886,335)
Balance – December 31, 2020	24,335,390	$24,335	$3,253,917	$(3,228,917)	$48,800

The accompanying notes are an integral part of these audited financial statements.

F-5

Global Warming Solutions, Inc.
Statements of Cash Flows
For the years ending December 31,
	2020	2019
Cash flows from operating activities:
Net (Loss)	$(886,335)	$(23,308)
Adjustments to reconcile net loss to net
Cash provided by (used in) operating activities:
Stock based compensation	820,100	-
Imputed Interest	863	4
Depreciation and amortization	33,333	2,778
Decrease (Increase) in:
Accounts payable	(13,952)	6,413
Accrued interest	30,951	28,666
Deferred revenue	-	-
Reserve for settlements	16,042	-
Net cash used in operating activities	$1,002	$12,239
Cash flows from financing activities:
Convertible Notes	-	(557)
Due to related party	(234)	-
Net cash provided by financing activities	$(234)	$(557)
Net change in cash	768	11,682
Cash at beginning of year	11,682	-
Cash as of December 31,	$12,450	$11,682

Supplemental disclosure of cash flows information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities
Convertible note for intangible assets	$-	$100,000
Debt converted into common shares	$561,797	$-

See accompanying notes to audited consolidated financial statements.

F-6

Global Warming Solutions, Inc.

Notes to Financial Statements

December 31, 2020

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Global Warming Solutions, Inc. (“Company”) is an Oklahoma corporation headquartered in Canada that develops technologies that help mitigate global warming while maintaining a retail operation in CBD products. The Company was formerly known as Southern Investments, Inc., and was domiciled in Oklahoma. On April 15, 2007 the company changed its name to Global Warming Solutions, Inc., and moved its headquarters to the commonwealth of Canada.

The Company was incorporated on March 30, 1999 as Southern Investments, Inc. and has not been in bankruptcy, receivership or any similar proceeding. The Company has never been classified as a shell company.

On April 15, 2007, Southern Investments, Inc. acquired all of the issued and outstanding stock of Global Warming Technologies, Inc., an Oklahoma corporation, in exchange for 55,000,000 shares of Southern Investments, Inc. common stock. Following the acquisition, Southern Investments, Inc. changed its name to Global Warming Solutions, Inc and the Company implemented a 1 for 10 reverse stock split of the Company’s outstanding common stock that took effect on July 6, 2007.

On July 10, 2007, the Company completed a previously negotiated acquisition by GWTI of the patented GEM Hybrid Engine prototype and technology rights from TecTransfer, Inc. for cash consideration of $75,000 and 218,500 restricted shares of the Company’s Common Stock. The patent expired in March 2020 and the Company did not recognize any income from this patent acquisition.

On October 23, 2019 the Company acquired the domain name, “www.cbd.biz” and other intangible assets from Paul Rosenberg and Overwatch Partners, Inc., for $100,000.

In December 2020 the company incorporated Alterna Motors, LLC, a Wyoming based partnership currently owned 100% by the Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include revenue recognition; sales returns and other allowances; allowance for doubtful accounts; valuation of inventory; valuation and recoverability of long-lived assets; property and equipment; contingencies; and income taxes.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition Policies

We earn revenue from the sale of products.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

F-7

We determine revenue recognition through the following steps:

•	identification of the contract, or contracts, with a customer;
•	identification of the performance obligations in the contract;
•	determination of the transaction price;
•	allocation of the transaction price to the performance obligations in the contract; and
•	recognition of revenue when, or as, we satisfy a performance obligation.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable. The Company places its temporary cash investments with financial institutions insured by the FDIC. The Company has one primary customer that has accounted for 92% of its sales for the year ended December 31, 2020.

Concentrations of credit risk with respect to trade receivables and commodities are limited due to the diverse group of customers to whom the Company provides services to. The Company establishes an allowance for doubtful accounts when events and circumstances regarding the collectability of its receivables or the selling of its commodities warrant based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history. The outstanding balances are stated net of an allowance for doubtful accounts.

Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company may occasionally maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high-quality financial institutions.

The Company had $0 in excess of federally insured limits on December 31, 2020, and December 31, 2019.

Cost of Goods Sold

The Company recognizes the direct cost of purchasing product for sale, including freight-in and packaging, as cost of goods sold in the accompanying statement of operations.

Accounts Receivable

The Company’s accounts receivable are trade accounts receivable.  The Company recognized $0 as an uncollectable reserve for the years ending December 31, 2020 and 2019.

Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share

The Company follows ASC Topic 260 – Earnings Per Share, and FASB 2015-06, Earnings Per Share to account for earnings per share.  Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

F-8

Basic net earnings (loss) per common share are computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. Dilutive common stock equivalent shares consist convertible debentures.

Warranties

Warranty reserves include management’s best estimate of the projected costs to repair or to replace any items under warranty, based on actual warranty experience as it becomes available and other known factors that may impact the Company’s evaluation of historical data. Management will review Redfern’s reserves at least quarterly, when they exist, to ensure that its accruals are adequate in meeting expected future warranty obligations, and the Company will adjust its estimates as needed. Initial warranty data can be limited early in the launch of a product and accordingly, the adjustments that are recorded may be material. As a result, the products that can be returned as a warranty replacement are extremely limited. As a result, due to the Company’s warranty policy, the Company did not have any significant warranty expenses to report for the years ended December 31, 2020 and 2019. Based on these actual expenses, the warranty reserve, as estimated by management as of December 31, 2020 and 2019 were at $0. Any adjustments to warranty reserves are to be recorded in cost of sales.

It is likely that as we start selling higher priced products, that are not affected by federal shipping laws and/or are not single use items, we will acquire additional information on the projected costs to service work under warranty and may need to make additional adjustments. Further, a small change in the Company’s warranty estimates may result in a material charge to the Company’s reported financial results.

Commitments and Contingencies

The Company reports and accounts for its commitments and contingencies in accordance with ASC 440 – Commitments and ASC 450 – Contingencies. We recognize a loss on a contingency when it is probable a loss will incur and that the amount of the loss can be reasonably estimated. As of December 31, 2020, and 2019, the Company recognized a loss on contingencies of $0 and $0, respectively.

Recent Accounting Pronouncements:

There have been no recent accounting pronouncements issued which are expected to have a material effect on the Company’s financial statements. Management continues to monitor and review recently issued accounting guidance upon issuance.

In June 2014, the FASB issued ASU No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard and will not report inception-to-date information.

On May 28, 2014, the FASB issued ASU No. 2015-08 a standard on recognition of revenue from contracts with customers (Topic 606).  An issue discussed relates to when another party, along with the entity, is involved in providing a good or a service to a customer. In those circumstances, Topic 606 requires the entity to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). This determination is based upon whether the entity controls the good or the service before it is transferred to the customer. Topic 606 includes indicators to assist in this evaluation.  The Company evaluated all its contracts to determine if the Company was a principal or agent.  The Company has determined it was the principal in all its contracts.

F-9

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230) – Classification of Certain Cash Receipts and Cash Payments. This ASU provides clarification regarding how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This ASU addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The issues addressed in this ASU that will affect us is classifying debt prepayments or debt extinguishment costs and contingent consideration payments made after a business combination. This update is effective for annual and interim periods beginning after December 15, 2017, and interim periods within that reporting period and is to be applied using a retrospective transition method to each period presented. Early adoption is permitted. The adoption of this ASU did not have a material impact on our condensed financial position, results of operations and related disclosures for the years ended December 31, 2020, and 2019.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. Current U.S. GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this update. The amendments in this update will align the presentation of deferred income tax assets and liabilities with International Financial Reporting Standards (IFRS) and are effective for fiscal years after December 15, 2016, including interim periods within those annual periods. The adoption of this ASU as of January 1, 2017 did not have a material impact on our condensed consolidated financial statements and related disclosures.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments the company has made when applying the guidance.

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2015, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under GAAP. Management’s evaluations regarding the events and conditions that raise substantial doubt regarding our ability to continue as a going concern as discussed in the notes to our consolidated financial statements included elsewhere.

We have implemented all other new accounting pronouncements that are in effect and that may impact our financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our consolidated financial position or results of operations.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has a limited history, no certainty of continuation can be stated. The accompanying financial statements for the years ended December 31, 2020 and 2019 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company suffered losses from operations in all years since inception, and has a nominal working capital surplus, which raise substantial doubt about its ability to continue as a going concern.

F-10

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.

NOTE 4. BALANCE SHEET DETAILS

Intangible Assets

On October 23, 2019 the Company acquired the URL “www.cbd.biz” and certain other intangible assets consisting of trade secrets, brand recognition, and work product for $100,000.  The company is currently amortizing this amount over a 36-month period, recognizing $2,778 in amortization per month.

Accounts Payable

The Company’s accounts payable is to a single vendor, Securities Transfer Corporation, the Company’s stock transfer agent.  As of December 31, 2020, the Company continues to be charged $350 per month along with interest on the outstanding balance.  See Note 6 – Subsequent Events.

Legal Settlements

In June 2020, the Company entered into a settlement agreement with Securities Transfer Corporation.  As part of the agreement, the Company was to be forgiven a portion of its outstanding balanced owed ($16,042) should it become current in its payments with the transfer company.  The Company has a balance of $10,000 payment to become current and have the additional amount of $16,042 forgiven.

Debt

The following table shows the debt owed by the Company as of December 31:

Debt	2020	2019

Paul Rosenberg	$-	$358,224
Overwatch Partners, Inc.	-	50,625
Epic Industry Corp	-	122,460
	$-	$531,309

On December 11, 2012 the Company entered into a convertible promissory note with Paul Rosenberg in the amount of $144,000. An additional fee of $9,512 was added to the note in December 2017.The note accrued interest at 10% per year and may be convertible into common stock at $0.01 per share.The promissory note is due on demand. The balance due on this note as of December 31, 2019 was $244,800.An additional $62,100 of interest due on the promissory note of Valeriy Lobaryev was assigned to this note on September 18, 2018. On December 5, 2020 the noteholder entered into a conversion agreement where the debt was converted into equity shares (see NOTE 7 – Shareholders’ Equity).

On December 11, 2012 the Company entered into a convertible promissory note with Valeriy Lobaryev in the amount of $108,000. The note accrued interest at 10% per year and was convertible into common stock at $0.01 per share.The promissory note is due on demand.On December 13, 2013 Valeriy Lobaryev assigned his note to Paul Rosenberg.On September 18, 2018 Paul Rosenberg assigned this note to Epic Industry Corp.All interest earned until this date, in the amount of $62,100 was transferred to Paul Rosenberg convertible promissory note.The balance due on this note as of December 31, 2019 was $121,500. On December 5, 2020 the noteholder entered into a conversion agreement where the debt was converted into equity shares (see NOTE 7 – Shareholders’ Equity).

F-11

On October 23, 2019 the Company entered into a convertible promissory note with Paul Rosenberg and Overwatch Partners, Inc., in the amount of $50,000 each for a total of $100,000 which was for the acquisition of the URL “www.cbd.biz” and other various intangible assets. The note accrued interest at 10% per year and was convertible into common stock at $0.01 per share. The promissory notes are due in full on November 13, 2020.The notes may be converted at any time at the discretion of the holder provided such conversion would not give the note holder or any affiliates more than 5% control of the Company. The balance due on each note as of December 31, 2019 was $50,625 for a total amount owed of $101,250. On December 5, 2020 the noteholder entered into a conversion agreement where the debt was converted into equity shares (see NOTE 7 – Shareholders’ Equity).

On October 23, 2019 the Company entered into a Line of Credit agreement with Paul Rosenberg and Epic Industry Corp. The Line of Credit agreement has a zero-interest rate but allows for the conversion of the debt into common stock of the Company at $0.01 per share. As of December 31, 2020 the Line of Credit agreement was terminated. Mr. Rosenberg has settled his portion of the Line of Credit while Epic Industry Corp is owed $960 towards the line of credit (subsequently paid in January 2021).

NOTE 5. COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies for the year ended December 31, 2020 and 2019.

NOTE 6. ACQUISITIONS

On October 23, 2019, we acquired the domain “www.cbd.biz” and various other intangible assets from Paul Rosenberg and Overwatch Partners, Inc. The Company expects to continue to expend a significant amount of time and capital to further develop these assets.

We entered into a convertible promissory note of $50,000 with Paul Rosenberg and a convertible promissory note of $50,000 with Overwatch Partners, Inc., as a part of the purchase of these assets. The acquisition price was $100,000.

NOTE 7. SHAREHOLDERS’ EQUITY

As of December 31, 2019, the Company was authorized to issue 1,500,000,000 common shares at a par value of $0.001. As of December 31, 2019, the Company had issued and outstanding, 29,405,000 common shares.

In November 2020 the CEO elected to cancel 12,000,000 shares of his stock.

In July 2020 two noteholders (Paul Rosenberg and Epic Industry Corp) each converted $14,500 of the outstanding debt the Company owed them into common shares of stock under the terms and conditions outlined in their agreements, which call for a conversion rate of $0.01 per share. Each noteholder was issued 1,450,000 shares for a total of 2,900,000 shares of common stock issued in July 2020.

On October 1, 2020 we issued 1,600,000 shares of common stock to four individuals as compensation. We issued 1,000,000 common shares to Paul Rosenberg, 200,000 common shares to Victor Vasilenko, 200,000 common shares to Svitlana Kondrikova

On December 5, 2020 three note holders converted their outstanding debt into shares of the Company. Epic Industry Corp entered into a conversion agreement where it converted the outstanding debt of $116,900 into 550,606 shares of the company’s common stock.Paul Rosenberg entered into a conversion agreement where it converted the outstanding debt of $360,085 into 1,155,885 shares of the company’s common stock. Overwatch Partners, Inc., entered into a conversion agreement where it converted the outstanding debt of $55,208 into 523,899 shares of the company’s common stock.

On December 7, 2020 we issued 200,000 shares of common stock to Igor Vasilenko for services provided as compensation.

As of December 31, 2020, the Company was authorized to issue 1,500,000,000 common shares at a par value of $0.001. As of December 31, 2020, the Company had issued and outstanding, 24,335,390 common shares.

F-12

NOTE 8.  INCOME TAXES

The Company’s income tax expense for the periods presented in the statements of operations represents minimum Delaware franchise taxes. The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	2020	2019
Statutory federal income tax rate	21.0%	N/A
State income taxes, net of federal taxes	0.0%	N/A
Effective income tax rate	0.0%	0.0%

The Company may not be able to utilize the net operating loss carry forwards for its U.S. income taxes in future periods should it experience a change in ownership as defined in Section 382 of the Internal Revenue Code (“IRC”). Under section 382, should the Company experience a more than 50% change in its ownership over a 3-year period, the Company would be limited based on a formula as defined in the IRC to the amount per year it could utilize in that year of the net operating loss carry forwards. Section 382 of the Internal Revenue Code (“IRC”) imposes limitations on the use of NOL’s and credits following changes in ownership as defined in the IRC. The limitation could reduce the amount of benefits that would be available to offset future taxable income each year, starting with the year of an ownership change. The Company has not completed the complex analysis required by the IRC to determine if an ownership change has occurred.

At the end of the fiscal year ending December 31, 2020, the Company had net operating loss carry forwards available to offset future taxable income of approximately $2,408,817. These carry forwards will begin to expire in the year ending December 31, 2034. Utilization of the net operating loss carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions.

The Company has not performed a change in ownership analysis, accordingly, some or all of its net operating loss carry forwards may not be available to offset future taxable income. Even if the loss carry forwards are available, they may be subject to substantial annual limitations resulting from ownership changes occurring after December 31, 2020, that could result in the expiration of the loss carry forwards before they are utilized.

The nature of the components of the deferred tax asset is entirely attributable to the Net operating loss carryforwards incurred by the Company less any permanent differences that maybe used in future years to offset future tax liabilities. We believe that it is more likely than not that the benefit from certain NOL carryforwards will not be realized. In recognition of this risk, we have provided a valuation allowance to offset the deferred tax assets relating to these NOL carryforwards

NOTE 9. SUBSEQUENT EVENTS

On March 15, 2021 we issued 1,000,000 shares of common stock to multiple accredited investors in exchange for $1,250,000 ($1.25 per share).  In addition, we issued warrants to cover the purchase of an additional 100,000 shares at $1.75.  The warrants expire on March 14, 2026.

F-13

F-14

Global Warming Solutions, Inc.

and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
ASSETS

Current assets
Cash and cash equivalents	$900,832	$12,450
Prepaid expenses	50,548	-
Inventory	287	-
Total current assets	951,666	12,450
Furniture & Equipment	6,014	-
Leasehold improvements	12,328	-
Intangible assets, net	61,157	63,889
Deposits	11,800	-
Total assets	$1,042,966	$76,339

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$11,307	$10,171
Due to shareholder	-	1,326
Reserve for legal settlements	-	16,042
Total current liabilities	11,307	27,539
Total Liabilities	11,307	27,539

Common stock, $0.001 par value, voting; 200,000,000 shares authorized;	25,123	24,335
25,123,390 and 24,335,390 shares issued, and outstanding, as of March 31, 2021 and December 31, 2020, respectively.
Additional paid in capital	4,401,224	3,253,382
Accumulated deficit	(3,394,688)	(3,228,917)
Total stockholders’ equity	1,031,659	48,800
Total liabilities and stockholders’ equity	$1,042,966	$76,339

See accompanying notes to these unaudited condensed consolidated financial statements.

F-15

Global Warming Solutions, Inc.

and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Revenue
Sales	$101,389	$30,410
Cost of Sales	69,174	24,841
Gross Profit	32,214	5,569

Operating expenses
Selling, general, and administrative	23,419	1,220
Professional fees	19,430	-
Amortization and depreciation	8,333	7,500
Total operating expenses	51,183	8,720

Income (Loss) from operations	(18,968)	(3,151)
Other income (expense)
Derivative expense	(163,640)	-
Gain on settlement of debt	16,838	(8,800)
Net income (loss) before before taxes	(165,771)	(11,951)
Income tax expense	-	-
Net income (loss)	$(165,771)	$(11,951)
Basic and diluted (Loss) per share:
Income (loss) per share	$(0.01)	$(0.00)
Weighted average shares outstanding - basic and diluted	24,600,424	26,405,000

F-16

Global Warming Solutions, Inc.

and Subsidiaries

Condensed Consolidated Statement of Stockholders’ Equity

			Additional	Accumulated	Total
	Common Stock		Paid-in	Income	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity (Deficit)
Balance – December 31, 2019	29,405,000	$29,405	$1,866,649	$(2,342,582)	$(446,528)
Imputed interest			360		360
Stock issued from convertible notes	5,130,390	5,130	556,073		561,203
Stock issued as compensation	1,800,000	1,800	818,300		820,100
Stock cancelled	(12,000,000)	(12,000)	12,000		-
Net loss	-	-	-	(886,335)	(886,335)
Balance – December 31, 2020	24,335,390	$24,335	$3,253,382	$(3,228,917)	$48,800
Stock issued for cash	788,000	788	1,147,842		$1,148,630
Net loss				$(165,771)	$(165,771)
Balance – March 31, 2021	25,123,390	$25,123	$4,401,224	$(3,394,688)	$1,031,659

See accompanying notes to these unaudited condensed consolidated financial statements.

F-17

Global Warming Solutions, Inc.

and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net (Loss)	$(165,771)	$(11,951)
Adjustments to reconcile net loss to net cash used in operating activities:
Derivative expense	(163,640)	-
Imputed Interest	-	-
Depreciation and amortization	8,333	7,500
Decrease (Increase) in:
Prepaid expenses	(50,548)	-
Inventory	(287)	-
Accounts payable	1,136	1,050
Accrued interest	-	8,800
Reserve for settlements	(16,042)
Net cash provided by (used) in operating activities	$(386,819)	$5,399
Cash flows from investing activities:
Increase (Decrease) in:
Acquisition of property, plant and equipment	(18,343)	-
Acquisition of intangible assets	(5,600)	-
Deposits	(11,800)	-
Net cash received in investing activities	$(35,743)	$-
Cash flows from financing activities:
Due to related party	(1,327)	-
Proceeds from issuance of stock, net	984,990	-
Net cash provided by financing activities	$983,663	$-
Net change in cash	561,101	5,399
Cash at beginning of year	12,450	11,682
Cash as of March 31,	$573,551	$17,081

Supplemental disclosure of cash flows information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities
Convertible note for intangible assets	$-	$100,000

See accompanying notes to audited consolidated financial statements.

F-18

Global Warming Solutions, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1. Nature of Operations and Basis of Presentation

Global Warming Solutions, Inc. (“Company”) is an Oklahoma corporation headquartered in California that develops technologies to help mitigate the effects of global warming. Formerly maintaining a retail operation in CBD products this has since been divested to focus primarily on climate change solutions. The Company was formerly known as Southern Investments, Inc., and was domiciled in Oklahoma. On April 15, 2007 the company changed its name to Global Warming Solutions, Inc., and moved its headquarters to the commonwealth of Canada. In February 2021 we relocated to Temecula, California.

The Company was incorporated on March 30, 1999 as Southern Investments, Inc. and has not been in bankruptcy, receivership or any similar proceeding. The Company has never been classified as a shell company.

On April 15, 2007, Southern Investments, Inc. acquired all of the issued and outstanding stock of Global Warming Technologies, Inc., an Oklahoma corporation, in exchange for 55,000,000 shares of Southern Investments, Inc. common stock. Following the acquisition, Southern Investments, Inc. changed its name to Global Warming Solutions, Inc., and the Company implemented a 1 for 10 reverse stock split of the Company’s outstanding common stock that took effect on July 6, 2007.

From 2007-2017 the Company was conducting testing of its fertilizer product made with Humate Coated Urea (HCU) with various farmers in Canada. Recently the Company has begun a pilot program in New Zealand with Carbon Company, LTD. Originally, the Company obtained 11.8% of Carbon Company, LTD which was transferred to the Company’s CEO as compensation for work performed on behalf of the Company prior to 2018.

On October 23, 2019 the Company acquired the domain name “www.cbd.biz” and certain other intangible assets in exchange for a convertible promissory note for $100,000 and began offering hemp-based cannabinoid (“CBD”) products through this website.

On May 8, 2021 the company ceased all operations relating to CBD sales. The website “www.cbd.biz” has since been shut down. All operations pertaining to CBD sales have been divested and discontinued.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and disclosures required by GAAP for annual financial statements. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021.

In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of our condensed consolidated financial statements as of December 31, 2020, and for the three months ended March 31, 2021 and 2020. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the operating results for the full year ending December 31, 2021.

NOTE 2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

F-19

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include revenue recognition; sales returns and other allowances; allowance for doubtful accounts; valuation of inventory; valuation and recoverability of long-lived assets; property and equipment; contingencies; and income taxes.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition Policies

We earn revenue from the sale of products.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

·	identification of the contract, or contracts, with a customer;
·	identification of the performance obligations in the contract;
·	determination of the transaction price;
·	allocation of the transaction price to the performance obligations in the contract; and
·	recognition of revenue when, or as, we satisfy a performance obligation.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable. The Company places its temporary cash investments with financial institutions insured by the FDIC. The Company has one primary customer that has accounted for 93% of our sales for the three months ended March 31, 2021 and 92% of its sales for the year ended December 31, 2020.

Concentrations of credit risk with respect to trade receivables and commodities are limited due to the diverse group of customers to whom the Company provides services to. The Company establishes an allowance for doubtful accounts when events and circumstances regarding the collectability of its receivables or the selling of its commodities warrant based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history. The outstanding balances are stated net of an allowance for doubtful accounts.

Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company may occasionally maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high-quality financial institutions.

The Company had $0 in excess of federally insured limits on March 31, 2020, and December 31, 2020.

Cost of Goods Sold

The Company recognizes the direct cost of purchasing product for sale, including freight-in and packaging, as cost of goods sold in the accompanying statement of operations.

F-20

Accounts Receivable

The Company’s accounts receivable are trade accounts receivable. The Company recognized $0 as an uncollectable reserve for the periods ending March 31, 2021 and 2020.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share

The Company follows ASC Topic 260 – Earnings Per Share, and FASB 2015-06, Earnings Per Share to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Basic net earnings (loss) per common share are computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. Dilutive common stock equivalent shares consist convertible debentures.

Commitments and Contingencies

The Company reports and accounts for its commitments and contingencies in accordance with ASC 440 – Commitments and ASC 450 – Contingencies. We recognize a loss on a contingency when it is probable a loss will incur and that the amount of the loss can be reasonably estimated. As of March 31, 2021, and December 31, 2020, the Company recognized a loss on contingencies of $0 and $0, respectively.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements issued which are expected to have a material effect on the Company’s financial statements. Management continues to monitor and review recently issued accounting guidance upon issuance.

In June 2014, the FASB issued ASU No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard and will not report inception-to-date information.

F-21

On May 28, 2014, the FASB issued ASU No. 2015-08 a standard on recognition of revenue from contracts with customers (Topic 606). An issue discussed relates to when another party, along with the entity, is involved in providing a good or a service to a customer. In those circumstances, Topic 606 requires the entity to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). This determination is based upon whether the entity controls the good or the service before it is transferred to the customer. Topic 606 includes indicators to assist in this evaluation. The Company evaluated all its contracts to determine if the Company was a principal or agent. The Company has determined it was the principal in all its contracts.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230) – Classification of Certain Cash Receipts and Cash Payments. This ASU provides clarification regarding how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This ASU addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The issues addressed in this ASU that will affect us is classifying debt prepayments or debt extinguishment costs and contingent consideration payments made after a business combination. This update is effective for annual and interim periods beginning after December 15, 2017, and interim periods within that reporting period and is to be applied using a retrospective transition method to each period presented. Early adoption is permitted. The adoption of this ASU did not have a material impact on our condensed financial position, results of operations and related disclosures for the three months ended March 31, 2021 and year ended December 31, 2020.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. Current U.S. GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this update. The amendments in this update will align the presentation of deferred income tax assets and liabilities with International Financial Reporting Standards (IFRS) and are effective for fiscal years after December 15, 2016, including interim periods within those annual periods. The adoption of this ASU as of January 1, 2017 did not have a material impact on our condensed consolidated financial statements and related disclosures.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments the company has made when applying the guidance.

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2015, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under GAAP. Management’s evaluations regarding the events and conditions that raise substantial doubt regarding our ability to continue as a going concern as discussed in the notes to our consolidated financial statements included elsewhere.

We have implemented all other new accounting pronouncements that are in effect and that may impact our financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our consolidated financial position or results of operations.

F-22

NOTE 3. Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has a limited history, no certainty of continuation can be stated. The accompanying financial statements for the three months ended March 31, 2021 and for the year ended December 31, 2020 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company suffered losses from operations in all years since inception, and has a nominal working capital surplus, which raise substantial doubt about its ability to continue as a going concern.

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.

NOTE 4. Balance Sheet Items

Cash and cash equivalents

As of March 31, 2021, the Company had $900,832 in cash.

Prepaid expenses

As of March 31, 2021, the Company had $50,548 in prepaid expenses related to marketing and related services.

Intangible Assets

On October 23, 2019 the Company acquired the URL “www.cbd.biz” and certain other intangible assets consisting of trade secrets, brand recognition, and work product for $100,000. The company is currently amortizing this amount over a 36-month period, recognizing $2,778 in amortization per month.

Accounts Payable

The Company’s accounts payable is related to various service providersto a single vendor, Securities Transfer Corporation, the Company’s stock transfer agent. As of December 31, 2020, the Company continues to be charged $350 per month along with interest on the outstanding balance.

Legal Settlements

In June 2020, the Company entered into a settlement agreement with Securities Transfer Corporation. As part of the agreement, the Company was to be forgiven a portion of its outstanding balanced owed ($16,042) should it become current in its payments with the transfer company. The Company has a balance of $10,000 payment to become current and have the additional amount of $16,042 forgiven. As of March 31, 2021, the outstanding balance has been settled and the Company recognized $16,042 in settlement of debt.

F-23

Debt

On December 11, 2012 the Company entered into a convertible promissory note with Paul Rosenberg in the amount of $144,000. An additional fee of $9,512 was added to the note in December 2017. The note accrued interest at 10% per year and may be convertible into common stock at $0.01 per share. The promissory note is due on demand. The balance due on this note as of December 31, 2019 was $244,800. An additional $62,100 of interest due on the promissory note of Valeriy Lobaryev was assigned to this note on September 18, 2018. On December 5, 2020 the noteholder entered into a conversion agreement where the debt was converted into equity shares (see NOTE 7 – Shareholders’ Equity).

On December 11, 2012 the Company entered into a convertible promissory note with Valeriy Lobaryev in the amount of $108,000. The note accrued interest at 10% per year and was convertible into common stock at $0.01 per share. The promissory note is due on demand. On December 13, 2013 Valeriy Lobaryev assigned his note to Paul Rosenberg. On September 18, 2018 Paul Rosenberg assigned this note to Epic Industry Corp. All interest earned until this date, in the amount of $62,100 was transferred to Paul Rosenberg convertible promissory note. The balance due on this note as of December 31, 2019 was $121,500. On December 5, 2020 the noteholder entered into a conversion agreement where the debt was converted into equity shares (see NOTE 7 – Shareholders’ Equity).

On October 23, 2019 the Company entered into a convertible promissory note with Paul Rosenberg and Overwatch Partners, Inc., in the amount of $50,000 each for a total of $100,000 which was for the acquisition of the URL “www.cbd.biz” and other various intangible assets. The note accrued interest at 10% per year and was convertible into common stock at $0.01 per share. The promissory notes are due in full on November 13, 2020. The notes may be converted at any time at the discretion of the holder provided such conversion would not give the note holder or any affiliates more than 5% control of the Company. The balance due on each note as of December 31, 2019 was $50,625 for a total amount owed of $101,250. On December 5, 2020 the noteholder entered into a conversion agreement where the debt was converted into equity shares (see NOTE 7 – Shareholders’ Equity).

On October 23, 2019 the Company entered into a Line of Credit agreement with Paul Rosenberg and Epic Industry Corp. The Line of Credit agreement has a zero-interest rate but allows for the conversion of the debt into common stock of the Company at $0.01 per share. As of December 31, 2020, the Line of Credit agreement was terminated. Mr. Rosenberg has settled his portion of the Line of Credit while Epic Industry Corp is owed $960 towards the line of credit (subsequently paid in January 2021).

On December 5, 2020 the Company converted all its outstanding debt into common stock. Total debt converted was $531,203 at the conversion price of $2.13 per share. An additional two million shares were issued to three debt holders as settlement for converting at $2.13 per share instead of $0.01 as outlined in their various debt instruments. Under the conversions, Paul Rosenberg was issued 1,155,585 shares of common stock, Epic Industry Corp was issued 550,606 shares of common stock and Overwatch Partners, Inc., was issued 523,899 shares of common stock.

NOTE 5. Stockholders’ Equity

As of March 31, 2021, the Company was authorized to issue 1,500,000,000 common shares at a par value of $0.001. As of March 31, 2021, the Company had issued and outstanding, 25,123,390 common shares.

In November 2020 the CEO elected to cancel 12,000,000 shares of his stock.

In July 2020 two noteholders (Paul Rosenberg and Epic Industry Corp) each converted $14,500 of the outstanding debt the Company owed them into common shares of stock under the terms and conditions outlined in their agreements, which call for a conversion rate of $0.01 per share. Each noteholder was issued 1,450,000 shares for a total of 2,900,000 shares of common stock issued in July 2020.

On October 1, 2020 we issued 1,600,000 shares of common stock to four individuals as compensation. We issued 1,000,000 common shares to Paul Rosenberg, 200,000 common shares to Victor Vasilenko, 200,000 common shares to Svitlana Kondrikova

F-24

On December 5, 2020 three note holders converted their outstanding debt into shares of the Company. Epic Industry Corp entered into a conversion agreement where it converted the outstanding debt of $116,900 into 550,606 shares of the company’s common stock. Paul Rosenberg entered into a conversion agreement where it converted the outstanding debt of $360,085 into 1,155,885 shares of the company’s common stock. Overwatch Partners, Inc., entered into a conversion agreement where it converted the outstanding debt of $55,208 into 523,899 shares of the company’s common stock.

On December 7, 2020 we issued 200,000 shares of common stock to Igor Vasilenko for services provided as compensation.

As of December 31, 2020, the Company was authorized to issue 1,500,000,000 common shares at a par value of $0.001. As of March 31, 2021, the Company had issued and outstanding, 24,335,390 common shares.

In February 2021, the Company commenced a private placement of its common shares at an offering price of $1.25 per share. As of March 31, 2021, the Company had sold 788,000 shares of its common stock for gross proceeds of $1,145,000. In addition, each investor was issued a warrant to purchase an additional share at $1.75 for every 10 shares they purchased. In April 2021, the Company sold an additional 128,000 shares of its common stock for gross proceeds of $160,000. The private capital raise was exempt from registration under Regulation D Rule 506(c). This funding will be utilized for day-to-day operations as well as to finance the development of our ECO APP (see comments below) and the mobile system for the production of hydrogen and electric energy during the movement of automobile, along with other unforeseen projects that the Company will elect to develop and participate in.

On April 29, 2021 the Company paid Vladimir Valisenko, the former CEO of the Company, $50,000 in exchange for services and the cancellation of 5,000,000 of the Company’s common stock.

NOTE 6. Warrants to Purchase Common Stock

Warrants Issued to Investors

As of March 31, 2021, we have warrants to purchase 78,800 shares of common stock at $1.75 per share. All of these warrants expire in March 2026.

NOTE 7. Commitments and Contingencies

The Company has no commitments or contingencies for the three months ended March 31, 2021 and 2020.

NOTE 8. Acquisitions

On October 23, 2019, we acquired the domain “www.cbd.biz” and various other intangible assets from Paul Rosenberg and Overwatch Partners, Inc.

We entered into a convertible promissory note of $50,000 with Paul Rosenberg and a convertible promissory note of $50,000 with Overwatch Partners, Inc., as a part of the purchase of these assets. The acquisition price was $100,000. On May 8, 2021 the Company divested itself of the domain www.cbd.biz. See Note 11 for further information.

Note 9: Subsequent Events

On April 29, 2021, the Company paid $50,000 to Vladimir Valisenko, the former CEO of the Company, in exchange for services and the cancellation of 5,000,000 of the Company’s common stock.

On May 8, 2021 the Company divested itself from all CBD products and discontinued any operations associated with the sale of CBD products. The Company sold the assets to Green Holistic Solutions, Inc., in exchange for 18 million shares of Green Holistic Solutions common stock.

F-25

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None

Item 15. Financial Statements and Exhibits.

Audited Consolidated Financial Statements for the Years Ending December 31, 2020 and 2019

Consolidated Financial Statements for the Quarter Ending March 31, 2021 and 2020

3.1	Articles of Incorporation*
3.2	First Amended Articles of Incorporation*
3.3	Second Amended Articles of Incorporation*
3.4	Bylaws*
10.1	Purchase Agreement for www.cbd.biz domain*
10.2	Conversion of Outstanding Debt of Paul Rosenberg*
10.3	Conversion of Outstanding Debt of Overwatch Partners, Inc.*
10.4	Conversion of Outstanding Debt of Epic Industry Corp*
10.5	Bill of Sale of www.cbd.biz*
16.1	Certification of Auditors*

* Previously filed

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL WARMING SOLUTIONS, INC. (Registrant)
Dated: June 21, 2021	/s/ Michael Pollastro
Michael Pollastro
President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director (Principal Executive Officer)

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